Exhibit 5.1

609 Main Street Houston, TX 77002 United States	Facsimile: +1 713 836 3601

+1 713 836 3600

www.kirkland.com

September 24, 2024

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	ONEOK, Inc.

4.250% Notes due 2027

4.400% Notes due 2029

4.750% Notes due 2031

5.050% Notes due 2034

5.700% Notes due 2054

5.850% Notes due 2064

We are issuing this opinion in our capacity as special legal counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the registration of $1,250,000,000 4.250% Notes due 2027 (the “2027 Notes”), $600,000,000 4.400% Notes due 2029 (the “2029 Notes”), $1,250,000,000 4.750% Notes due 2031 (the “2031 Notes”), $1,600,000,000 5.050% Notes due 2034 (the “2034 Notes”), $1,500,000,000 5.700% Notes due 2054 (the “2054 Notes”) and $800,000,000 5.850% Notes due 2064 (the “2064 Notes”, and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Notes”), which are to be sold pursuant to the Underwriting Agreement, dated September 10, 2024 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”) and ONEOK Partners, L.P. (“ONEOK Partners”), ONEOK Partners Intermediate Limited Partnership (“ONEOK Partners Intermediate”), and Magellan Midstream Partners, L.P., (together with ONEOK Partners and ONEOK Partners Intermediate, the “Guarantors”).

The Notes have been offered for sale pursuant to a prospectus supplement, dated September 10, 2024, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b), to the prospectus, dated June 20, 2023 (as amended and supplemented by the prospectus supplement, the “Prospectus”), that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-272782), filed with the Commission on June 20, 2023, and as subsequently amended by the Post-Effective Amendment No. 1, filed with the Commission on September 10, 2024 (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).

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ONEOK, Inc.

The 2027 Notes are to be issued pursuant to the Indenture, dated as of January 26, 2012 (the “Base Indenture”), as supplemented by the Twenty-Sixth Supplemental Indenture, dated as of September 24, 2024 (the “Twenty-Sixth Supplemental Indenture” and, together with the Base Indenture the “2027 Notes Indenture”), the 2029 Notes are to be issued pursuant to the Base Indenture, as supplemented by the Twenty-Seventh Supplemental Indenture, dated as of September 24, 2024 (the “Twenty-Seventh Supplemental Indenture” and, together with the Base Indenture the “2029 Notes Indenture”), the 2031 Notes are to be issued pursuant to the Base Indenture, as supplemented by the Twenty-Eighth Supplemental Indenture, dated as of September 24, 2024 (the “Twenty-Eighth Supplemental Indenture” and, together with the Base Indenture the “2031 Notes Indenture”), the 2034 Notes are to be issued pursuant to the Base Indenture, as supplemented by the Twenty-Ninth Supplemental Indenture, dated as of September 24, 2024 (the “Twenty-Ninth Supplemental Indenture” and, together with the Base Indenture the “2034 Notes Indenture”), the 2054 Notes are to be issued pursuant to the Base Indenture, as supplemented by the Thirtieth Supplemental Indenture, dated as of September 24, 2024 (the “Thirtieth Supplemental Indenture” and, together with the Base Indenture the “2054 Notes Indenture”), and the 2064 Notes are to be issued pursuant to the Base Indenture, as supplemented by the Thirty-First Supplemental Indenture, dated as of September 24, 2024 (the “Thirty-First Supplemental Indenture” and, together with the Base Indenture the “2064 Notes Indenture”), in each case by and among the Company, the Parent, the Guarantors, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”). The 2027 Notes Indenture, the 2029 Notes Indenture, the 2031 Notes Indenture, the 2034 Notes Indenture, the 2054 Notes Indenture and the 2064 Notes Indenture are together referred to herein as the “Indenture.” The Indenture provides that the Notes are to be guaranteed (the “Guarantees” and together with the Notes, the “Securities”) by the Guarantors.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of each of the Company and the Guarantors, (ii) the Underwriting Agreement; (iii) minutes and records of the corporate proceedings of each of the Company and Guarantors, (iv) the Registration Statement, (v) the Indenture, and (vi) the global notes representing the Notes.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

ONEOK, Inc.

We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all legal right, power and authority to issue the Notes and to execute, deliver and perform its obligations under the Indenture and the Notes. We have also assumed the due authorization, execution and delivery of the Indenture by the Company and the Trustee and the due authorization and execution of the Notes by the Company. We note that you are relying with respect to these matters and all matters of Oklahoma law on an opinion of GableGotwals, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Current Report on Form 8-K to be filed by the Company with the Commission on the date hereof and to be incorporated by reference into the Registration Statement. We have also assumed that the execution and delivery of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company is bound.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that, when the Securities have been authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, (i) the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) the Guarantees will be legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York, the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Delaware Limited Liability Act (the “DLLCA”).

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Notes, (ii) at the time of the issuance, sale and delivery of each Note (x) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and (y) the issuance, sale and delivery of such Note, the terms of such Note and compliance by the Company with the terms of such Note will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

ONEOK, Inc.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York, the DRULPA or the DLLCA be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-3ASR filed pursuant to Rule 462(b) under the Securities Act with the respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP